Callidus Software Appoints William B. Binch
to Board of Directors

Independent Director brings Extensive Sales, Applications and Analytics
Experience to Enterprise Incentive Management Leader

SAN JOSE, CA – April 11, 2005 – Callidus Software Inc. (Nasdaq: CALD), a leader in the Enterprise Incentive Management (EIM) industry, today announced the appointment of William B. Binch to its board of directors. Mr. Binch, has extensive experience in worldwide sales of enterprise software for industry leaders such as Hyperion, Oracle, Business Objects, Prism and IBM. Mr. Binch is currently a director of SPSS (Nasdaq: SPSS) a $230M leader in predictive analytics software. Most recently he was CEO of seeCommerce, an application software company, where he continues to serve as executive chairman of the board. He will join the Callidus board as an independent director.

“When it comes to growing software sales, Bill has led the charge from some of the best vantage points in the industry. His experience in, and knowledge of the analytics market are very relevant to our future,” said Mike Braun, chairman of the board of Callidus Software. “I expect he will contribute significantly to our company and board as Callidus continues its leadership in the EIM space.”

Mr. Binch currently serves on two other boards: Medefinance, an application service provider of financial and analytical resources to the healthcare industry and Saama Technologies, a consulting and system integration firm specializing in business intelligence and analytics. Previously, Mr. Binch was senior vice president of worldwide operations at Hyperion Solutions, a business performance systems company, and was a senior executive at Business Objects and Prism, two business intelligence and data warehousing companies. Mr. Binch also served for five years at Oracle, ultimately as vice president of strategic accounts and has held executive sales positions at IBM, Itel, and Fortune Systems.

“I am really looking forward to the opportunity to contribute to Callidus,” said Mr. Binch. “Callidus has had a track-record of successful EIM deployments including many large, reference able customers in what analysts see as a growing market.”

Mr. Binch holds a BS, IE from the University of Maryland following which he spent five years in the United States Marines rising to the level of Captain.

About Callidus Software
Founded in 1996, Callidus Software (www.CallidusSoftware.com) is an industry leading enterprise incentive management (EIM) provider to global companies across multiple industries. Callidus' EIM systems allow enterprises to develop and manage incentive compensation linked to the achievement of strategic business objectives. Through its TrueComp® Grid architecture, Callidus delivers the industry’s only EIM solution that combines the power and scalability of grid computing with the flexibility of rules-based interface. Customers/Partners include AOL Time Warner Corporation, AT&T Wireless, BMC Software, CUNA Mutual, Dun & Bradstreet, IBM, Pennzoil-Quaker State Company, SBC Communications and Sun Microsystems. Callidus is publicly traded on the Nasdaq under the symbol CALD.

Note on Forward-Looking Statements
The forward looking statements included in this press release, including statements regarding the growth potential of the EIM market reflect management's best judgment based on factors currently known and involve risks and uncertainties. These risks and uncertainties include, but are not limited to, potential material fluctuations in financial results and future growth rates, risk associated with development and market acceptance of new products and product enhancements, decreases in customer spending, increased competition or new entrants in the marketplace and other risks detailed in Callidus Software’s SEC reports, (including its 10-K and 10-Q), copies of which may be obtained by contacting the company’s Investor Relations department at 408-808-6577, or the Investor Relations section of Callidus Software's Website: (www.callidussoftware.com). Actual results may differ materially from those presently reported. Callidus assumes no obligation to update the information contained in this release.

(c) 2005 by Callidus Software Inc. All rights reserved. Callidus Software, the Callidus Software logo, Everyone Profits, TrueChannel, TrueComp, TrueComp Grid, TrueInformation, TruePerformance, TrueReferral, and TrueResolution are trademarks of Callidus Software Inc. All other trademarks are the property of their respective owners.

Press Contact:
Jane Le Fevre
Callidus Software Inc.
(408) 808-6511
pr@callidussoftware.com